                                                                     EXHIBIT 3.1
                                    RESTATED
                                     BYLAWS

                                       OF

                              BUFFTON CORPORATION

                                 APRIL 7, 1997

               --------------------------------------------------


                                   ARTICLE I
                                   ---------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1.1    Annual Meetings.
                    ---------------

          (a) The annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as properly may come before such meeting at such date, time and place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

          (b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.1, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.1.

          (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.1(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 180 days prior to the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders or as otherwise provided in such proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after the anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so delivered a reasonable time before the proxy materials are prepared and distributed to stockholders. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner.

          (d) Only persons nominated in accordance with the procedures set forth in this Section 1.1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.1. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

          (e) Nothing in this Section 1.1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 1.2    Special Meetings.  Special meetings of the stockholders of
                    ----------------
the Corporation may be called only by the Chairman of the Board of Directors or the President or the Board of Directors pursuant to a resolution adopted by the entire Board of Directors. Notwithstanding any other provision of the Corporation's Certificate of Incorporation, Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 80% of the then outstanding shares of each class of stock of the Corporation having voting power for the election of directors shall be required to alter, amend or repeal this Section 1.2.

     Section 1.3    Notice of Meeting.  Written notice, signed by the Chairman
                    -----------------
of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be delivered either personally or by mail, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Section 1.4    Quorum.  The presence at any meeting, in person or by proxy,
                    ------
of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where provided otherwise by statute.

     Section 1.5    Adjournments.  In the absence of a quorum, a majority in
                    ------------
interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

     Section 1.6    Voting.  Directors shall be chosen by a plurality of the
                    ------
votes cast at the election, and, except where otherwise provided by statute, all other questions shall be determined by a majority of the votes cast on such question.

     Section 1.7    Proxies.  Any stockholder entitled to vote may vote by
                    -------
proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

     Section 1.8    Judges of Election.  The Board of Directors may appoint
                    ------------------
judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

     Section 1.9    Stock List.  The officer who has charge of the stock ledger
                    ----------
of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 1.10   Stockholder Action Without Meeting.  Any action required by
                    ----------------------------------
the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of any such action shall be given in accordance with the requirements of the Delaware General Corporation Law.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     In the event of the delivery of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 1.10 as a "Consent"), the Secretary shall provide for the safekeeping of such Consent and shall immediately appoint duly qualified and objective inspectors to conduct, as promptly as practical, such reasonable ministerial review as the Corporation shall deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including, without limitation, whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent. If after such investigation the Secretary shall determine that the Consent is valid, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

     Section 2.1    Number.  The number of directors shall not be less than
                    ------
three. The number of directors shall be fixed from time to time exclusively by a vote of a majority of the Board of Directors, except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of the Preferred Stock.

     Section 2.2    Election and Term of Office. The Board of Directors shall be
                    ---------------------------
divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. At the annual meeting of stockholders to be held in 1989, Class I directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1990, Class II directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1991, and Class III directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1992, with each director to hold office until his successor is elected and qualified. At each annual meeting of stockholders subsequent to 1989, the successors of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. The election of directors need not be by written ballot unless so provided elsewhere by these Bylaws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any newly created or eliminated directorship resulting from an increase or decrease in the Board of Directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     Section 2.3    Vacancies and Additional Directorships.  Except as otherwise
                    --------------------------------------
provided for or fixed by or pursuant to the provisions of Article IV of the Corporation's Certificate of Incorporation relating to the rights of the holders of the Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 2.3 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     Section 2.4    Removal.  Except as otherwise provided for or fixed by or
                    -------
pursuant to the provisions of Article IV of the Corporation's Certificate of Incorporation relating to the rights of the holders of the Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of 80% of the then outstanding shares of each class of stock of the Corporation having voting power for the election of directors.

     Section 2.5    Amendment or Repeal.  Notwithstanding any provisions of the
                    -------------------
Corporation's Certificate of Incorporation, Bylaws or any other provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 80% of the then outstanding shares of each class of stock of the Corporation having voting power for the election of directors shall be required to alter, amend or repeal Sections 2.1, 2.2, 2.3 and 2.4 hereof, except as otherwise provided for or fixed by or pursuant to the provisions of
Article IV of the Corporation's Certificate of Incorporation relating to the rights of the holders of the Preferred Stock.

     Section 2.6    Meetings.       A meeting of the Board of Directors shall be
                    --------
held for organization, for the election of officers and for the transaction of such other business as may prop erly come before the meeting, within thirty
(30) days after each annual election of directors.

     The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

     Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office or by the Chairman of the Board or the President. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, radio or cable, or telephoned or delivered to him personally, not later than two
(2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these Bylaws, need not state the purposes thereof.

     Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable.

     Section 2.7    Quorum.  A majority of the total number of members of the
                    ------
Board of Directors as constituted from time to time, but not less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board consists of one director pursuant to
Section 2.1, then the one director shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or by these Bylaws.

     Section 2.8    Resignation of Directors.  Any director may resign at any
                    ------------------------
time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.9    Participation in Meeting.  At any meeting of the Board of
                    ------------------------
Directors, or of any Committee designated by the Board of Directors, a director or committee member may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

     Section 2.10   Compensation of Directors.  Directors shall receive such
                    -------------------------
reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE III
                                  -----------

                            COMMITTEES OF THE BOARD
                            -----------------------

     Section 3.1    Designation, Power. Alternate Members and Term of Office.
                    --------------------------------------------------------
The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a
                 --------
member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary thereof.

     Section 3.2    Meetings, Notices and Records.  Each committee may provide
                    -----------------------------
for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman, or, if there is no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him at such place, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radio, cable or other writing. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

     Section 3.3    Quorum and Manner of Acting.  At each meeting of any
                    ---------------------------
committee the presence of a majority, but not less than two, of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum is present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

     Section 3.4    Resignations.  Any member of a committee may resign at any
                    ------------
time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation.
Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

     Section 3.5    Removal.  Any member of any committee may be removed at any
                    -------
time by the Board of Directors with or without cause.

     Section 3.6    Vacancies.  If any vacancy shall occur in any committee by
                    ---------
reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

     Section 3.7    Compensation.  Committee members shall receive such
                    ------------
reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     Section 4.1    Number.  The officers of the Corporation shall be a
                    ------
President, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board of Directors so determines, a Chairman of the Board, and such other officers as may be appointed in accordance with the provisions of Section 4.3.

     Section 4.2    Election, Term of Office and Qualifications.  Each officer
                    -------------------------------------------
(except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

     Section 4.3    Subordinate Officers and Agents.  The Board of Directors
                    -------------------------------
from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     Section 4.4    Resignations.  Any officers may resign at any time by giving
                    ------------
written notice of such resignation to the Board of Directors, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     Section 4.5    Removal.  Any officer specifically designated in Section 4.1
                    -------
may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of
Section 4.3 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 4.6    Vacancies.  A vacancy in any office by reason of death,
                    ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

     Section 4.7    Chief Executive Officer.  The Chief Executive Officer of the
                    -----------------------
Corporation must be a member of the Board of Directors, and subject to the direction of the Board of Directors, shall have general charge of business, affairs and property of the Corporation and general supervision over its officers and agents. As such Chief Executive Officer, if present, he shall preside at all meetings of stockholders and directors and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors. The Chief Executive Officer shall be a member, ex officio, of all committees appointed by the Board.

     Section 4.8    The Chairman of the Board.  The Chairman of the Board, if
                    -------------------------
one is appointed, shall have such powers and duties as shall be prescribed by the Board of Directors. The Chairman of the Board shall be a member, ex officio, of all committees appointed by the Board.

     Section 4.9    The President.  The President shall have such power as may
                    -------------
be by statute exclusively conferred upon the President and he shall have such other powers and duties as shall be prescribed by the Board of Directors.

     Section 4.10   The Vice Presidents.  At the request of the President or in
                    -------------------
his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 4.11   The Secretary.  The Secretary shall
                    -------------

          (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

          (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

          (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

          (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

          (e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

          (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

          (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

          (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 4.12   Assistant Secretaries.  At the request of the Secretary or
                    ---------------------
in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the Chief Executive Officer) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer or the Secretary.

     Section 4.13   The Treasurer.  The Treasurer shall
                    -------------

          (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

          (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accor dance with Section 5.3 of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct;

          (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

          (d) render to the Board of Directors or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

          (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

          (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

          (g) sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

          (h) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 4.14   Assistant Treasurers.  At the request of the Treasurer or in
                    --------------------
his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Chief Executive Officer) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer or the Treasurer.

     Section 4.15   Salaries.  The salaries of the officers of the Corporation
                    --------
shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 4.16   Surety Bonds.  If the Board of Directors shall so require,
                    ------------
any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


                                   ARTICLE V
                                   ---------

                          EXECUTION OF INSTRUMENT AND
                          DEPOSIT OF CORPORATE FUNDS
                          --------------------------

     Section 5.1    Execution of Instruments Generally.  The Chief Executive
                    ----------------------------------
Officer, Chairman of the Board, President, any Vice President, the Secretary or the Treasure, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

      Section 5.2   Borrowing.  No loans or advances shall be obtained by or
                    ---------
contracted for, by or on behalf of the Corporation and no negotiate paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     Section 5.3    Deposits.  All funds of the Corporation not otherwise
                    --------
employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, and as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

     Section 5.4    Checks. Drafts. etc.  All checks, drafts or other orders for
                    -------------------
the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

     Section 5.5    Proxies.  Proxies to vote with respect to shares of stock of
                    -------
other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chief Executive Officer or by any other person or persons thereunto authorized by the Board of Directors.


                                  ARTICLE VI
                                  ----------

                                 RECORD DATES
                                 ------------

     Section 6.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.


                                  ARTICLE VII
                                  -----------

                                CORPORATE SEAL
                                --------------

     Section 7.1 The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     Section 8.1 Except as otherwise provided in Sections 1.2 and 2.5 hereof, the Bylaws of the Corporation may be amended, altered or repealed, and new Bylaws may be made by the affirma tive vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote cast at any annual or special meeting, or by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present.


                                  ARTICLE IX
                                  ----------

                                INDEMNIFICATION
                                ---------------

     Section 9.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 9.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 9.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 9.1 or 9.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 9.4 Any indemnification under subsections 9.1 or 9.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 9.1 and 9.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by stockholders.

     Section 9.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     Section 9.6 The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 9.7 The Corporation shall have power but may not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 9.8 The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE X
                                   ---------

                             BUSINESS OPPORTUNITY
                             --------------------

     Section 10.1 All business opportunities within areas of interest determined from time to time by the Board of Directors, as evidenced by resolutions appearing in the Corporation's minutes, which come to the attention of the officers, directors and other members of management of the Corporation, either individually or in their corporate capacity, shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may accept or reject any business opportunity. Until such time as the Board of Directors has designated an area of interest by resolution appearing in the Corporation's minutes, the officers, directors and other members of management of the Corporation are free to engage in any undesignated areas of interest on their own and shall be free to continue a business existing prior to the time that such area of interest is designated by the Corporation.

                                  ARTICLE XI
                                  ----------

                                  FISCAL YEAR
                                  -----------

     Section 11.1 The fiscal year may be changed from time to time by resolution of the Board of Directors. Until a resolution of the directors is adopted fixing the fiscal year, the fiscal year of the Corporation shall end on September 30 of each year.

ATTEST:



/s/Robert Korman
----------------------------------------
Secretary